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                                                                    Exhibit R(6)


                                     CONSENT

        We hereby consent to the use of our name set forth under the caption "Validity of Securities and Guarantee" in the Prospectus of Queensland Treasury Corporation included in the Registration Statement on Schedule B filed by Queensland Treasury Corporation with the Securities and Exchange Commission of the United States.

        In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


November 13, 2003.